Joint Filer Information
Title of Security:       Common Stock

Issuer & Ticker Symbol:  CPEX Pharmaceuticals, Inc. (CPEX)

Designated Filer:        Black Horse Capital Management LLC

Other Joint Filers:      Black Horse Capital LP ("Black Horse Capital Fund")
                         Black Horse Capital (QP) LP ("Black Horse QP Fund")
                         Black Horse Capital Master Fund Ltd.
                           ("Black Horse Offshore Fund")
                         Dale Chappell

Addresses:               The address of each of Black Horse Capital Fund,
                         Black Horse QP Fund and Mr. Chappell is
                         338 S. Sharon Amity Road, #202, Charlotte,
                         North Carolina 28211.

                         The address of Black Horse Offshore Fund is c/o M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town,
                         Grand Cayman, Cayman Islands.

Signatures:


Dated:  July 29, 2009

                  BLACK HORSE CAPITAL LP
                  By: Black Horse Capital Management LLC,
                      As General Partner


                      By: /s/ Dale Chappell
                          ----------------------------------
                              Dale Chappell, Managing Member


                  BLACK HORSE CAPITAL (QP) LP
                  By: Black Horse Capital Management LLC,
                      As General Partner


                      By: /s/ Dale Chappell
                          ----------------------------------
                              Dale Chappell, Managing Member


                  BLACK HORSE CAPITAL MASTER FUND LTD.


                  By: /s/ Dale Chappell
                      ----------------------------------
                          Dale Chappell, Director




                  /s/ Dale Chappell
                  -----------------
                      Dale Chappell